Ex. 99.1

Silverleaf Resorts, Inc. Reports
Fourth Quarter and Annual 2010 Results

DALLAS--(BUSINESS WIRE) - March 10, 2011 --- Silverleaf Resorts, Inc. (NASDAQ: SVLF) today reported the following results for its fourth quarter and year ended December 31, 2010.

Financial highlights for the year ended December 31, 2010:

•	Gross Vacation Interval sales of $206.3 million

•	Net income of $5.8 million or diluted earnings per share of $0.15

Financial highlights for the quarter ended December 31, 2010:

•	Gross Vacation Interval sales of $48.7 million

2010 Annual Results

Net income for the year ended December 31, 2010 was $5.8 million, or diluted earnings per share of $0.15, compared to net income of $5.5 million, or diluted earnings per share of $0.14, for the year ended December 31, 2009. Excluding the recognition of $18.5 million additional provision for estimated uncollectible revenue in the third quarter of 2009, net income and diluted earnings per share for 2009 would have been $16.6 million and $0.43, respectively.

Vacation Interval sales were $206.3 million in 2010 compared to $241.0 million in 2009. The decrease in Vacation Interval sales is primarily attributable to a reduction in marketing to existing customers which resulted in lower sales of upgrade intervals. The Company implemented more stringent underwriting policies at the end of 2009 to improve the collection of notes receivable. Vacation Interval sales to existing customers comprised 59.3% and 62.0% of total Vacation Interval sales in the years ended December 31, 2010 and 2009.

The provision for estimated uncollectible revenue as a percentage of Vacation Interval sales was 28.3% for the year ended December 31, 2010 compared to 33.3% for the year ended December 31, 2009. Cancellations during 2009, and most notably during the third quarter of 2009, exceeded cancellations projected under the Company's static-pool analysis of the notes receivable portfolio, which tracks uncollectible notes for each year's sales over the lives of the notes. Considering an increase in future cancels beyond that previously estimated, the allowance for uncollectible notes was increased by $18.5 million in the third quarter of 2009 above the 25.9% provision rate estimated in the second quarter of 2009. The allowance for uncollectible notes was 20.2% of the gross notes receivable portfolio as of December 31, 2010 compared to 21.0% as of December 31, 2009. Factors considered in the assessment of uncollectibility include the aging of notes receivable, historical collection experience and credit losses, customer credit scores (FICO® scores), and current economic factors. The Company believes its notes receivable are adequately reserved, however, there can be no assurance that defaults have stabilized or that they will not increase further. Management reviews the allowance for uncollectible notes quarterly and makes adjustments as necessary.

Overall, total revenues for the year ended December 31, 2010 were $226.0 million compared to $236.8 million for the year ended December 31, 2009, primarily attributable to the $12.8 million reduction in net sales.

Cost of Vacation Interval sales was 9.2% of Vacation Interval sales for each of the years ended December 31, 2010 and 2009.

Sales and marketing expense as a percentage of Vacation Interval sales was 55.0% for the year ended December 31, 2010 compared to 52.2% for the same period of 2009. The increase was primarily attributable to the decrease in sales to existing customers in 2010 as compared to 2009, which have relatively lower related sales and marketing costs compared to new customer sales.

Total positive net interest spread (interest income less interest expense and lender fees) decreased to $32.6 million during 2010 compared to $35.8 million during 2009. Overall, interest expense and lender fees increased $7.0 million in 2010 compared to 2009 primarily due to an increase in lender fees amortized during 2010 related to the Silverleaf Finance VII, LLC (“SF-VII”) securitization and amendments to the Company's other senior loan agreements during 2010. In addition, the weighted average cost of borrowings increased to 7.2% for the year ended December 31, 2010 from 6.0% for the year ended December 31, 2009.

2010 Fourth Quarter Results

Net loss for the quarter ended December 31, 2010 was $857,000, or a loss per share of $0.02, compared to net income of $2.0 million, or diluted earnings per share of $0.05, for the quarter ended December 31, 2009.

Vacation Interval sales were $48.7 million in the fourth quarter of 2010 compared to $46.7 million in the comparable prior-year period due to an increase in sales of upgrade intervals in the fourth quarter of 2010 as compared to the fourth quarter of 2009. Vacation Interval sales to existing customers comprised 64.7% and 61.3% of total Vacation Interval sales in the quarters ended December 31, 2010 and 2009, respectively, which maintains the Company's favorable sales-mix trend toward upgrades and second-week sales to existing customers as such sales have relatively lower associated sales and marketing costs.

The provision for estimated uncollectible revenue as a percentage of Vacation Interval sales was 28.3% in the fourth quarter of 2010 versus 25.9% in the fourth quarter of 2009.

Overall, total revenues for the fourth quarter of 2010 were $54.3 million compared to $53.1 million for the fourth quarter of 2009.

Cost of Vacation Interval sales was 10.6% of Vacation Interval sales for the fourth quarter of 2010 compared to 7.0% in the 2009 comparable period. This increase primarily resulted from revisions made to future relative sales value for the fourth quarters of both 2010 and 2009 which had a greater impact on decreasing cost of sales in the fourth quarter of 2009.

Sales and marketing expense as a percentage of Vacation Interval sales was 57.9% for the fourth quarter of 2010 versus 61.6% for the comparable prior-year period. The decrease was primarily attributable to the increase in sales to existing customers during the fourth quarter of 2010 which have relatively lower associated sales and marketing costs.
Total positive net interest spread (interest income less interest expense and lender fees) decreased to $7.1 million for the fourth quarter of 2010 from $9.5 million for the fourth quarter of 2009. Overall, interest expense and lender fees increased $2.8 million for the fourth quarter of 2010 compared to the same period of 2009 primarily due to an increase in lender fees amortized during 2010 related to the SF-VII securitization, which closed in the second quarter of 2010, and amendments to the Company's other senior loan agreements during 2010. The weighted average cost of borrowings increased to 7.8% for the three months ended December 31, 2010 from 6.0% for the three months ended December 31, 2009 which was primarily related to SF-VII.

Balance Sheet

At December 31, 2010, the Company's senior credit facilities provided for loans of up to $628.5 million, of which $227.5 million was unused. In June 2010, the Company completed a term securitization transaction involving the issuance of approximately $151.5 million of Timeshare Loan-Backed Notes Series 2010-A. In December 2010, the Company completed two term securitization transactions involving the issuance of approximately $104.4 million and $48.4 million of Timeshare Loan-Backed Notes Series 2010-B and Series 2010-C, respectively. In addition, the Company completed the extension of five of its senior revolving credit facilities in 2010 and further extension of one of its senior revolving credit facilities in February 2011. Considering the completion of the new term securitizations, the extension of the five senior credit facilities in 2010, and conservative business decisions and cash flow management during 2010, the Company's senior credit facilities provide adequate liquidity through 2011. At December 31, 2010, the Company's senior debt consisted of 73% fixed-rate debt and 27% variable-rate debt. The majority of the Company's variable-rate debt is subject to interest-rate floors between 6.00% and 8.00%.

Pending Merger

Effective February 3, 2011, Silverleaf entered into a definitive agreement to be acquired by SL Resort Holdings Inc., an affiliate of Cerberus Capital Management, L.P. ("Cerberus"). The transaction has been approved by Silverleaf's Board of Directors, and the Board will be recommending that Silverleaf's shareholders approve the transaction. Under the agreement, Silverleaf shareholders will receive, at the closing, $2.50 in cash for each share of Silverleaf common stock they own, representing a premium of approximately 75% based on the closing trading price of $1.43 of Silverleaf common stock on February 3, 2011. Cerberus has agreed to provide equity financing for the full amount of the merger consideration. The Silverleaf Board of Directors has received an opinion from its financial advisor, Gleacher & Company Securities, Inc., that the consideration to be paid to Silverleaf shareholders in the transaction is fair from a financial point of view. Completion of the transaction is subject to customary closing conditions, including approval by the Company's shareholders. Silverleaf intends to hold a special meeting of its shareholders for the purpose of approving the merger as promptly as possible. Consummation of the merger is subject to certain terms and conditions customary for transactions of this type, including receipt of shareholder approval. Upon completion of the transaction, Silverleaf will become a private company, wholly-owned by SL Resort Holdings, Inc., and its common stock will no longer be traded on NASDAQ.

About Silverleaf Resorts

Based in Dallas, Texas, Silverleaf Resorts, Inc. currently owns and operates timeshare resorts with a wide array of country club-like amenities, such as golf, clubhouses, an indoor water park, swimming, tennis, boating, and many organized activities for children and adults. For additional information, please visit www.silverleafresorts.com.

Forward-Looking Statements

This communication contains forward-looking statements that involve numerous risks and uncertainties. The statements contained in this communication that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended, including, without limitation, statements regarding the expected benefits and closing of the proposed merger, the management of the Company and the Company's expectations, beliefs and intentions. All forward-looking statements included in this communication are based on information available to the Company on the date hereof. In some cases, you can identify forward-looking statements by terminology such as “may,” “can,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “predicts,” “potential,” “targets,” “goals,” “projects,” “outlook,” “continue,” “preliminary,” “guidance,” or variations of such words, similar expressions, or the negative of these terms or other comparable terminology. No assurance can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the Company's results of operations or financial condition. Accordingly, actual results may differ materially and adversely from those expressed in any forward-looking statements. Neither the Company nor any other person can assume responsibility for the accuracy and completeness of forward-looking statements. There are various important factors that could cause actual results to differ materially from those in any such forward-looking statements, many of which are beyond the Company's control. These factors include: failure to obtain stockholder approval of the proposed merger; failure to obtain, delays in obtaining or adverse conditions contained in any required regulatory or other approvals; failure to consummate or delay in consummating the transaction for other reasons; changes in laws or regulations; and changes in general economic conditions. The Company undertakes no obligation (and expressly disclaims any such obligation) to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. For additional information please refer to the Company's most recent Form 10-K, 10-Q and 8-K reports filed with the SEC.

Additional Information and Where to Find It

In connection with the proposed merger and required stockholder approval, the Company will file a proxy statement with the SEC. The definitive proxy statement will be mailed to stockholders of the Company. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE MERGER. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC on the SEC's website at www.sec.gov. In addition, the documents filed by the Company with the SEC may be obtained free of charge by contacting Silverleaf Resorts, Inc., Attn: Corporate Secretary, Silverleaf Resorts, Inc., 1221 River Bend Drive, Suite 120, Dallas Texas 75247. The Company's filings with the SEC are also available on its website at www.silverleafresorts.com.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Contact:
Silverleaf Resorts, Inc., Dallas, Texas
Thomas J. Morris, 214-631-1166 x2218

SILVERLEAF RESORTS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
Revenues:	(Unaudited)		(Unaudited)
Vacation Interval sales	$48,718	$46,744	$206,275	$240,961
Estimated uncollectible revenue	(13,811)	(12,107)	(58,479)	(80,322)
Net sales	34,907	34,637	147,796	160,639

Interest income	17,092	16,686	68,731	64,834
Management fee income	630	930	2,521	3,721
Other income	1,626	844	6,963	7,621
Total revenues	54,255	53,097	226,011	236,815

Costs and Operating Expenses:
Cost of Vacation Interval sales	5,167	3,278	18,944	22,161
Sales and marketing	28,221	28,776	113,504	125,800
Operating, general and administrative	10,997	8,841	41,963	44,513
Depreciation	1,603	1,629	6,478	6,224
Interest expense and lender fees:
Related to receivables-based credit facilities	7,931	5,260	28,747	21,864
Related to other indebtedness	2,031	1,949	7,338	7,191
Total costs and operating expenses	55,950	49,733	216,974	227,753

Income (loss) before provision (benefit) for income taxes	(1,695)	3,364	9,037	9,062
Provision (benefit) for income taxes	(838)	1,346	3,262	3,604

Net income (loss)	$(857)	$2,018	$5,775	$5,458

Basic net income (loss) per share	$(0.02)	$0.05	$0.15	$0.14

Diluted net income (loss) per share	$(0.02)	$0.05	$0.15	$0.14

Weighted average basic common shares outstanding	37,768,652	38,146,943	37,921,956	38,146,943

Weighted average diluted common shares outstanding	37,768,652	38,988,549	38,803,998	39,017,955

SILVERLEAF RESORTS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	December 31,
ASSETS	2010	2009
	(Unaudited)
Cash and cash equivalents (including from VIEs of $11 and $10, respectively)	$11,805	$13,905
Restricted cash (including from VIEs of $29,578 and $18,903, respectively)	31,327	20,668
Notes receivable, net of allowance for uncollectible notes of $91,731 and $94,585, respectively (including from VIEs of $275,953 and $204,813, net of allowance, respectively)	362,738	354,659
Accrued interest receivable (including from VIEs of $3,398 and $2,427, respectively)	4,480	4,686
Amounts due from affiliates, net (including due to VIEs of $182 and $192, respectively)	10,707	1,587
Inventories	178,366	196,010
Land, equipment, buildings, and leasehold improvements, net	46,966	51,117
Prepaid and other assets (including from VIEs of $10,315 and $9,420, respectively)	33,757	23,856

TOTAL ASSETS	$680,146	$666,488

LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES
Accounts payable and accrued expenses (including from VIEs of $21 and $22, respectively)	$9,875	$8,527
Accrued interest payable (including from VIEs of $1,073 and $813, respectively)	2,062	2,264
Unearned samplers	6,967	6,501
Income taxes payable	1,012	706
Deferred income taxes	37,715	35,342
Notes payable and capital lease obligations (including from VIEs of $293,517 and $191,395, respectively)	408,891	395,017
Senior subordinated notes	7,682	17,956

Total Liabilities	474,204	466,313

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY
Preferred stock, 10,000,000 shares authorized, none issued and outstanding	—	—
Common stock, par value $0.01 per share, 100,000,000 shares authorized, 38,146,943 shares issued and 37,768,652 shares outstanding at December 31, 2010 and 38,146,943 shares issued and outstanding at December 31, 2009	381	381
Additional paid-in capital	113,866	113,447
Retained earnings	92,122	86,347
Treasury stock, at cost, 378,291 shares at December 31, 2010 and none at December 31, 2009	(427)	—

Total Shareholders' Equity	205,942	200,175

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$680,146	$666,488

The abbreviation "VIEs" above represents Variable Interest Entities.